Baron Partners Fund

Baron Retirement Income Fund

June 30, 2008

Baron Funds®

Semi-Annual Financial Report

DEAR BARON SELECT FUNDS SHAREHOLDER:

In this report you will find the unaudited financial statements for Baron Partners Fund and Baron Retirement Income Fund for the six months ended June 30, 2008. The Securities and Exchange Commission requires mutual funds to furnish these statements semi-annually to their shareholders. We hope you find these statements informative and useful.

We thank you for choosing to join us as fellow shareholders in Baron Funds. We will continue to work hard to justify your confidence.

Sincerely,

Ronald Baron Chief Executive Officer and Chief Investment Officer August 22, 2008	Linda S. Martinson President and Chief Operating Officer August 22, 2008	Peggy Wong Treasurer and Chief Financial Officer August 22, 2008

This Semi-Annual Financial Report is for Baron Select Funds, which currently has two series: Baron Partners Fund and Baron Retirement Income Fund. If you are interested in Baron Investment Funds Trust, which has the Baron Asset Fund, Baron Growth Fund, Baron Small Cap Fund, Baron iOpportunity Fund and Baron Fifth Avenue Growth Fund series, please visit the Funds’ website www.BaronFunds.com or contact us at 1-800-99 BARON.

A description of the Funds’ proxy voting policies and procedures is available without charge on the Funds’ website, www.BaronFunds.com or by calling 1-800-99 BARON, and on the SEC’s website at www.sec.gov. Baron Partners Fund’s most current proxy voting record, Form N-PX, is also available on the Funds’ website, www.BaronFunds.com and on the SEC’s website at www.sec.gov. As Baron Retirement Income Fund is a new fund, it does not have a proxy voting record at this time.

The Funds file their complete schedules of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. Baron Partners Fund’s Form N-Q is available on the SEC’s website at www.sec.gov. Baron Partners Fund’s Form N-Q may also be reviewed and copied at the SEC’s Public Reference Room in Washington, DC; information on the operation of the SEC’s Public Reference Room may be obtained by calling 800-SEC-0330. A copy of Baron Partners Fund’s Form N-Q may also be obtained upon request by contacting Baron Funds at 1-800-99 BARON. A schedule of portfolio holdings current to the most recent quarter is also available at www.BaronFunds.com. As Baron Retirement Income Fund is a new fund, it has not yet filed a Form N-Q.

Some of the comments are based on current management expectations and are considered “forward-looking statements.” Actual future results, however, may prove to be different from our expectations. You can identify forward-looking statements by words such as “estimate,” “may,” “expect,” “should,” “could,” “believe,” “plan” and other similar terms. We cannot promise future returns, and our opinions are a reflection of our best judgment at the time this report is compiled.

The views expressed in this report reflect those of the Adviser only through the end of the period stated in this report. The views are not intended as recommendations or investment advice to any person reading this report and are subject to change at any time without notice based on market and other conditions.

Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate; an investor’s shares, when redeemed, may be worth more or less than their original cost. For more complete information about Baron Select Funds, including charges and expenses, call or write for a prospectus. Read it carefully before you invest or send money. This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Funds unless accompanied or preceded by the Funds’ current prospectus.

767 Fifth Avenue

NY, NY 10153

212-583-2100

Baron Partners Fund	June 30, 2008

Baron Partners Fund
Ticker Symbol: BPTRX
Performance	2
Top Ten Holdings	3
Top Ten Industries	3
Management’s Discussion of Fund Performance	3

1.800.99 BARON

www.BaronFunds.com

©2007 All Rights Reserved

COMPARISON OF THE CHANGE IN VALUE OF $10,000 INVESTMENT

IN BARON PARTNERS FUND IN RELATION TO THE S&P 500 AND THE

RUSSELL 2000 INDEXES

AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDED JUNE 30, 2008

	Baron Partners Fund[1,2,3]		S&P 500[1]		Russell 2000[1]
Six Months (Not Annualized)	(15.32%	)	(11.95%	)	(9.37%	)
One Year	(11.62%	)	(13.19%	)	(16.19%	)
Three Years	7.80%		4.37%		3.79%
Five Years	17.99%		7.56%		10.29%
Ten Years	8.78%		2.86%		5.53%
Since Inception (January 31, 1992)	14.36%		9.29%		9.14%

1	The S&P 500 and the Russell 2000 are unmanaged indexes. The S&P 500 measures the performance of larger-cap equities in the stock market in general. The Russell 2000 measures the performance of the 2,000 small companies. The indexes and the Baron Partners Fund are with dividends, which positively impacts the performance results.

2	Reflects the actual fees and expenses that were charged when the Fund was a partnership. The predecessor partnership charged a 20% performance fee after reaching a certain performance benchmark. If the annual returns for the Fund did not reflect the performance fee for the years it was a partnership, the returns would be higher. The Fund’s shareholders will not be charged a performance fee. The predecessor partnership’s performance is only for the periods before the Fund’s registration statement was effective, which was April 30, 2003. During those periods, the partnership was not registered under the Investment Company Act of 1940 and was not subject to its requirements or the requirements of the Internal Revenue Code relating to registered investment companies, which, if it were, might have adversely affected its performance.

3	Past performance is not predictive of future performance. The performance data does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemption of Fund shares.

June 30, 2008	Baron Partners Fund

TOP TEN HOLDINGS AS OF JUNE 30, 2008

Percentage of Long Positions
Helmerich & Payne, Inc.	6.5%
Wynn Resorts, Ltd.	5.7%
Fastenal Co.	5.3%
Polo Ralph Lauren Corp., Cl A	4.4%
CME Group, Inc., Cl A	4.0%
FactSet Research Systems, Inc.	3.8%
Charles Schwab Corp.	3.7%
Arch Capital Group, Ltd.	3.2%
Harman International Industries, Inc.	3.2%
Edwards Lifesciences Corp.	3.1%
42.9%

TOP TEN INDUSTRIES AS OF JUNE 30, 2008

(as a percentage of long positions)

MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE

Baron Partners Fund declined 15.32% for the six-month period ended June 30, 2008. The Fund underperformed its comparative indexes, the S&P 500, down 11.95%, and the Russell 2000, down 9.37%. The Fund has performed well since it converted into an open-end mutual fund on April 30, 2003. In the period since the Fund’s conversion on April 30, 2003 through June 30, 2008, the Fund gained an annualized 19.69% versus an annualized 8.64% for the S&P 500 and an annualized 12.52% for the Russell 2000. Since its inception in January 1992,* the Fund also has significantly outperformed both the S&P 500 and the Russell 2000. Since its inception on January 31, 1992 to June 30, 2008, the Fund gained an annualized 14.36% compared to an annualized 9.29% for the S&P 500 and an annualized 9.14% for the Russell 2000.

Baron Partners Fund, like the other Baron Funds, uses value purchase disciplines to invest in all-cap companies that we believe have significant long-term growth opportunities. We believe that our independent research will identify investment opportunities that are attractively priced relative to their future prospects. However, Baron Partners Fund is different from most of the other Baron Funds with its non-diversified portfolio and its ability to leverage and sell short.

The Fund’s performance was negative in the first two quarters, down 13.68% and 1.90%, respectively. The performance of the S&P 500 was stronger than the Fund in the first quarter but weaker in the second, losing 9.47% and 2.73%, respectively. The Russell 2000 was stronger than the Fund in both quarters, losing 9.90% and gaining 0.58%, respectively. Below we discuss the most positive and negative contributors to the Fund’s performance during the past six months.

The Fund’s best performing industry was Energy Services, mainly due to a sharp rise in shares of Helmerich & Payne. The company gained nearly 54% in the second quarter on the announcement of 15 additional new build land drilling rigs. We believe that as independent exploration and production companies begin drilling in tougher operating environments, the demand for H&P’s modern rigs will increase.

The Fund was negatively affected by Financial Services — Brokerages & Exchanges. The weakest performer was CME Group, shares of which declined on fears that financial industry de-leveraging and lower credit issuance will hinder growth in trading volumes of CME Group’s interest-rate products. Weaker-than-anticipated interest-rate volume growth in June fueled those fears. CME Group, however, has not seen their customers dedicate less capital to trading futures. Management attributed the weak interest rate volume growth in June to short-term, product-specific cyclical factors rather than to de-leveraging or a reduction in credit issuance.

Recreation & Resorts also had a negative affect on the Fund. Wynn Resorts was down in the quarter along with the rest of the gaming sector. The company pre-released second quarter results on July 10 which were much stronger than we had anticipated. Although the sector is undergoing multiple compression, we still think Wynn has great long-term prospects, and the company has continued to outperform in Macau. Although the Las Vegas results have been weak, Wynn has been holding up significantly better than the competition. We believe Wynn will be the first to benefit when the economy improves.

The Fund expects to continue to establish long positions in securities that, in our opinion, have favorable price-to-value characteristics based on our assessment of their prospects for future growth and profitability. The Fund may establish short positions in securities that we believe have limited growth prospects, are poorly managed, have a highly leveraged balance sheet or are over priced.

*	Please see Footnote 2 on page 2.

3

Baron Retirement Income Fund	June 30, 2008

Baron Retirement Income Fund
Ticker Symbol: BRIFX
Performance	4
Top Ten Holdings	5
Top Ten Industries	5

1.800.99 BARON

www.BaronFunds.com

©2007 All Rights Reserved

COMPARISON OF THE CHANGE IN VALUE OF $10,000 INVESTMENT

IN BARON RETIREMENT INCOME FUND IN RELATION TO THE S&P 500, THE

RUSSELL 2000 GROWTH AND THE RUSSELL 2500 INDEXES

AVERAGE ANNUAL TOTAL RETURNS FOR PERIODS ENDED JUNE 30, 2008

	Baron Retirement Income Fund[1,2,3]	S&P 500[1]	Russell 2000 Growth[1]	Russell 2500[1]
Six Months (Not Annualized)	(8.90%)	(11.95%)	(8.93%)	(8.11%)
One Year	0.65%	(13.19%)	(10.83%)	(14.28%)
Three Years	12.76%	4.37%	6.08%	4.94%
Five Years	20.44%	7.56%	10.37%	11.49%
Ten Years	10.52%	2.86%	2.80%	7.50%
Since Inception (May 31, 1996)	13.45%	7.26%	3.18%	9.00%

1	The S&P 500, the Russell 2000 Growth and the Russell 2500 are unmanaged indexes. The S&P 500 measures the performance of larger-cap equities in the stock market in general. The Russell 2000 Growth measures the performance of those Russell 2000 companies classified as growth. The Russell 2500 measures the performance of small to mid-sized companies. The indexes and the Baron Retirement Income Fund are with dividends, which positively impacts the performance results.

2	Reflects the actual fees and expenses that were charged when the Fund was a partnership. Prior to 2003, the predecessor partnership charged a 15% performance fee after it reached a certain performance benchmark. If the annual returns for the Fund did not reflect the performance fee for the years the partnership charged a performance fee, the returns would be higher. The Fund’s shareholders will not be charged a performance fee. The performance is only for the periods before the Fund’s registration statement was effective, which was June 30, 2008. During those periods, the partnership was not registered under the Investment Company Act of 1940 and was not subject to its requirements or the requirements of the Internal Revenue Code relating to registered investment companies, which, if it were, might have adversely affected its performance.

3	Past performance is not predictive of future performance. The performance data does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemption of Fund shares.

June 30, 2008	Baron Retirement Income Fund

TOP TEN HOLDINGS AS OF JUNE 30, 2008

Percentage of Long Positions
Charles Schwab Corp.	5.4%
Wynn Resorts, Ltd.	4.8%
Genesee & Wyoming, Inc.	4.7%
AECOM Technology Corp.	4.5%
Polo Ralph Lauren Corp., Cl A	4.3%
C.H. Robinson Worldwide, Inc.	4.1%
Encore Acquisition Co.	4.1%
Helmerich & Payne, Inc.	4.0%
CME Group, Inc., Cl A	3.4%
Seaspan Corp.	3.3%
42.6%

TOP TEN INDUSTRIES AS OF JUNE 30, 2008

(as a percentage of long positions)

As Baron Retirement Income Fund became a mutual fund on June 30, 2008, there is no Management’s Discussion of Fund Performance for the period ending June 30, 2008.

Baron Select Funds	June 30, 2008

FUND EXPENSES (UNAUDITED)

Baron Retirement Income Fund commenced operations on July 1, 2008. Information regarding Baron Retirement Income Fund’s expenses will be available in the Fund’s Annual Report for the year ended December 31, 2008.

As a shareholder of Baron Partners Fund, you may incur two types of costs: ongoing expenses and transaction costs. Ongoing expenses include advisory fees, distribution and service (12b-1) fees and other Fund expenses. Due to the payment of Rule 12b-1 fees, long-term shareholders may indirectly pay more than the maximum permitted front-end sales charge. The information on this page is intended to help you understand your ongoing costs of investing in Baron Partners Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This Example is based on an investment of $1,000 invested on January 1, 2008 and held for the six months ended June 30, 2008.

ACTUAL EXPENSES

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading titled “Expenses Paid During the Period”.

BASED ON ACTUAL TOTAL RETURN FOR THE SIX MONTHS ENDED JUNE 30, 20081

	Actual Total Return		Beginning Account Value Jan. 1, 2008	Ending Account Value June 30, 2008	Annualized Expense Ratio[2]	Expenses Paid During the Period[3]
Baron Partners Fund	(15.32%	)	$1,000.00	$846.80	1.88%	$8.63

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not Baron Partners Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account values and expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in Baron Partners Fund and other funds. To do so, compare the 5% hypothetical example relating to Baron Partners Fund with the 5% hypothetical examples that appear in the shareholder reports of other funds.

Please note that expenses shown in the table below are meant to highlight your ongoing costs and do not reflect any transactional costs, such as redemption fees, if any. Therefore, the table is useful in comparing ongoing costs only and will not help you determine your relative total costs of owning different mutual funds. In addition, if these transactional costs were included, your costs would have been higher.

BASED ON HYPOTHETICAL TOTAL RETURN FOR THE SIX MONTHS ENDED JUNE 30, 2008

	Hypothetical Annualized Total Return	Beginning Account Value Jan. 1, 2008	Ending Account Value June 30, 2008	Annualized Expense Ratio[2]	Expenses Paid During the Period[3]
Baron Partners Fund	5.00%	$1,000.00	$1,015.51	1.88%	$9.42

1	Assumes reinvestment of all dividends and capital gain distributions, if any.

2	Annualized expense ratio for the six months ended June 30, 2008, includes 1.32% for net operating expenses and 0.56% for interest expense.

3	Expenses are equal to Baron Partners Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent Fiscal half-year, then divided by 366.

June 30, 2008	Baron Partners Fund

STATEMENT OF NET ASSETS (UNAUDITED)

JUNE 30, 2008

Shares		Cost	Value
Common Stocks (112.98%)
	Advertising Services (0.81%)
850,000	JC Decaux SA2	$26,505,792	$21,666,808

	Apparel (6.58%)
300,000	Gildan Activewear, Inc.[1,2]	8,219,651	7,764,000
2,200,000	Polo Ralph Lauren Corp., Cl A	150,442,804	138,116,000
1,200,000	Under Armour, Inc., Cl A1,5	47,617,796	30,768,000

		206,280,251	176,648,000

	Business Services (15.90%)
1,525,000	Ecolab, Inc.	66,660,311	65,559,750
2,100,000	FactSet Research Systems, Inc.	124,700,526	118,356,000
3,500,000	Iron Mountain, Inc.[1]	69,462,761	92,925,000
20,000,000	Li & Fung, Ltd.[2]	64,389,502	60,277,662
750,000	MSCI, Inc., Cl A1	21,701,150	27,217,500
2,300,000	Ritchie Bros. Auctioneers, Inc.[2]	58,496,056	62,399,000

		405,410,306	426,734,912

	Consumer Products (3.70%)
2,400,000	Harman International Industries, Inc.	104,939,070	99,336,000

	Distribution (8.17%)
3,850,000	Fastenal Co.	148,948,023	166,166,000
1,200,000	MSC Industrial Direct Co., Inc., Cl A	57,835,072	52,932,000

		206,783,095	219,098,000

	Education (2.25%)
500,000	DeVry, Inc.	21,046,853	26,810,000
160,000	Strayer Education, Inc.	16,954,684	33,451,200

		38,001,537	60,261,200

	Energy (2.55%)
1,000,000	XTO Energy, Inc.	67,319,984	68,510,000

	Energy Services (9.77%)
400,000	Core Laboratories N.V.[1,2]	48,681,997	56,940,000
2,850,000	Helmerich & Payne, Inc.	78,106,384	205,257,000

		126,788,381	262,197,000

	Financial Services — Asset Management (5.59%)
1,250,000	AllianceBernstein Holding L.P.	62,669,934	68,350,000
2,050,000	Eaton Vance Corp.	70,210,733	81,508,000

		132,880,667	149,858,000

	Financial Services — Banking (0.49%)
850,000	People’s United Financial, Inc.	14,650,214	13,260,000

	Financial Services — Brokerage & Exchanges (10.75%)
5,750,000	Charles Schwab Corp.	67,222,728	118,105,000
325,000	CME Group, Inc., Cl A	122,265,566	124,536,750
2,725,000	Jefferies Group, Inc.	58,690,479	45,834,500

		248,178,773	288,476,250

	Financial Services — Insurance (3.71%)
1,500,000	Arch Capital Group, Ltd.[1,2]	81,340,060	99,480,000

	Healthcare Facilities (2.77%)
2,250,000	Community Health Systems, Inc.[1]	70,047,500	74,205,000

	Healthcare Products (7.35%)
1,600,000	Edwards Lifesciences Corp.[1]	77,046,063	99,264,000
1,200,000	Varian Medical Systems, Inc.[1]	55,005,978	62,220,000
525,000	Zimmer Holdings, Inc.[1]	32,454,556	35,726,250

		164,506,597	197,210,250

	Healthcare Services (1.13%)
625,000	Quest Diagnostics, Inc.	32,632,595	30,293,750

	Infrastructure (2.06%)
1,700,000	AECOM Technology Corp.[1]	48,016,349	55,301,000

Shares		Cost	Value
Common Stocks (continued)
	Real Estate (0.91%)
550,000	CoStar Group, Inc.[1]	$21,612,360	$24,447,500

	Real Estate — REITs (5.04%)
180,000	Alexandria Real Estate Equities, Inc.	18,369,633	17,521,200
200,000	AvalonBay Communities, Inc.	21,170,479	17,832,000
400,000	Boston Properties, Inc.	30,599,776	36,088,000
1,500,000	Douglas Emmett, Inc.	35,944,624	32,955,000
350,000	Vornado Realty Trust	31,599,660	30,800,000

		137,684,172	135,196,200

	Recreation and Resorts (7.54%)
500,000	Vail Resorts, Inc.[1]	20,556,499	21,415,000
2,225,000	Wynn Resorts, Ltd.[4]	107,430,366	181,003,750

		127,986,865	202,418,750

	Retail — Specialty Stores (8.54%)
420,000	Blue Nile, Inc.[1,5]	11,345,500	17,858,400
4,000,000	CarMax, Inc.[1]	81,142,940	56,760,000
2,500,000	Dick’s Sporting Goods, Inc.[1]	41,657,536	44,350,000
1,000,000	J. Crew Group, Inc.[1]	39,549,809	33,010,000
1,600,000	Penske Automotive Group, Inc.	33,053,086	23,584,000
700,037	Tiffany & Co.	26,396,492	28,526,508
800,000	Urban Outfitters, Inc.[1]	17,775,639	24,952,000

		250,921,002	229,040,908

	Transportation (4.04%)
880,000	C. H. Robinson Worldwide, Inc.	24,227,605	48,259,200
1,400,000	Expeditors International of Washington, Inc.	47,170,838	60,200,000

		71,398,443	108,459,200

	Utility Services (3.33%)
1,750,000	ITC Holdings Corp.	60,048,201	89,442,500

Total Common Stocks		2,643,932,214	3,031,541,228

Private Equity Investments (4.37%)
	Financial Services — Asset Management (1.93%)
6,014,997	Windy City Investments Holdings LLC[1,3]	38,319,447	51,668,820

	Recreation and Resorts (2.44%)
1,250,000	Fontainebleau Resorts, LLC[1,3]	15,000,000	15,000,000
3,900,000	Kerzner Intl. Holdings, Ltd., Cl A1,2,3	39,000,000	50,700,000

		54,000,000	65,700,000

Total Private Equity Investments		92,319,447	117,368,820

Principal Amount
Short Term Investments (0.60%)
	Short Term Money Market Instruments
$15,692,500	Repurchase Agreement with Fixed Income Clearing Corp., dated 06/30/2008, 1.45% due 07/01/2008; Proceeds at maturity - $15,693,132; (Fully collateralized by U.S. Treasury Bill, 0.00% due 12/11/2008; Market value - $16,006,480)[6]	15,692,500	15,692,500

See Notes to Financial Statements.	7

Baron Partners Fund	June 30, 2008

STATEMENT OF NET ASSETS (UNAUDITED) (Continued)

JUNE 30, 2008

Principal Amount		Cost	Value
Short Term Investments (continued)
$408,062	Repurchase Agreement with Fixed Income Clearing Corp., dated 06/30/2008, 1.45% due 07/01/2008; Proceeds at maturity - $408,079; (Fully collateralized by U.S. Treasury Bill, 0.00% due 12/26/2008; Market value - $420,325)	$408,062	$408,062

Total Short Term Investments		16,100,562	16,100,562

Total Investments (117.95%)		$2,752,352,223	3,165,010,610

Liabilities Less Cash and Other Assets (-17.95%)			(481,779,338)

Net Assets (Equivalent to $20.12 per share based on 133,358,551 shares outstanding)			$2,683,231,272

%	Represents percentage of net assets.
[1]	Non-income producing securities.
[2]	Foreign domiciled corporation.
[3]	At June 30, 2008, the market value of restricted and fair valued securities amounted to $117,368,820 or 4.37% of Net Assets. None of these securities are deemed liquid.
[4]	Represents securities, or a portion thereof, in segregated custodian account.
[5]	Represents securities, or a portion thereof, on loan as of June 30, 2008.
[6]	Investment from cash collateral received for loaned securities.

8	See Notes to Financial Statements.

June 30, 2008	Baron Retirement Income Fund

STATEMENT OF NET ASSETS (UNAUDITED)

JUNE 30, 2008

Shares		Cost	Value
Common Stocks (100.31%)
	Apparel (5.75%)
50,000	Polo Ralph Lauren Corp., Cl A	$3,167,135	$3,139,000
40,000	Under Armour, Inc., Cl A1	1,787,500	1,025,600

		4,954,635	4,164,600

	Business Services (7.71%)
30,000	Factset Research Systems, Inc.	1,697,155	1,690,800
70,000	Iron Mountain, Inc.[1]	1,265,663	1,858,500
75,000	Ritchie Bros. Auctioneers, Inc.[2]	1,970,412	2,034,750

		4,933,230	5,584,050

	Consumer Products (6.26%)
40,000	Church & Dwight Co., Inc.	1,832,730	2,254,000
55,000	Harman International Industries, Inc.	2,437,976	2,276,450

		4,270,706	4,530,450

	Distribution (4.81%)
50,000	Fastenal Co.	2,100,193	2,158,000
30,000	MSC Industrial Direct Co., Inc., Cl A	1,454,810	1,323,300

		3,555,003	3,481,300

	Education (2.31%)
8,000	Strayer Education, Inc.	704,819	1,672,560

	Energy (4.97%)
10,000	Berry Petroleum Co., Cl A	617,040	588,800
40,000	Encore Acquisition Co.[1]	1,246,671	3,007,600

		1,863,711	3,596,400

	Energy Services (5.94%)
10,000	Core Laboratories N.V.[1,2]	1,428,594	1,423,500
40,000	Helmerich & Payne, Inc.	1,421,371	2,880,800

		2,849,965	4,304,300

	Financial Services — Brokerage & Exchanges (11.14%)
190,000	Charles Schwab Corp.	1,710,599	3,902,600
6,500	CME Group, Inc., Cl A	3,271,191	2,490,735
60,000	FCStone Group, Inc.[1]	1,365,419	1,675,800

		6,347,209	8,069,135

	Financial Services — Insurance (3.20%)
35,000	Arch Capital Group, Ltd.[1,2]	1,123,409	2,321,200

Shares		Cost	Value
Common Stocks (continued)
	Healthcare Products (5.76%)
34,000	Edwards Lifesciences Corp.[1]	$1,658,539	$2,109,360
40,000	Henry Schein, Inc.[1]	1,121,403	2,062,800

		2,779,942	4,172,160

	Infrastructure (4.49%)
100,000	AECOM Technology Corp.[1]	2,970,837	3,253,000

	Media (2.25%)
18,000	Central European Media Enterprises, Ltd., Cl A1,2	1,282,919	1,629,540

	Real Estate — REITs (2.57%)
6,000	Alexander’s, Inc.[1]	2,378,366	1,863,600

	Recreation and Resorts (4.77%)
42,500	Wynn Resorts, Ltd.	670,020	3,457,375

	Retail — Specialty Stores (11.11%)
40,000	Blue Nile, Inc.[1]	1,281,611	1,700,800
125,000	CarMax, Inc.[1]	1,710,302	1,773,750
100,000	Dick’s Sporting Goods, Inc.[1]	1,446,463	1,774,000
40,000	J. Crew Group, Inc.[1]	1,480,816	1,320,400
100,000	Penske Automotive Group, Inc.	2,128,650	1,474,000

		8,047,842	8,042,950

	Transportation (15.15%)
55,000	C. H. Robinson Worldwide, Inc.	969,128	3,016,200
50,000	Expeditors International of Washington, Inc.	2,236,641	2,150,000
100,000	Genesee & Wyoming, Inc., Cl A1	2,782,049	3,402,000
100,000	Seaspan Corp.[2]	2,724,235	2,402,000

		8,712,053	10,970,200

	Utility Services (2.12%)
30,000	ITC Holdings Corp.	1,581,231	1,533,300

Total Common Stocks (100.31%)		$59,025,897	72,646,120

Liabilities Less Cash and Other Assets (-0.31%)			(224,592)

Net Assets (Equivalent to $10.00 per share based on 7,242,153 shares outstanding)			$72,421,528

%	Represents percentage of net assets.
[1]	Non-income producing securities.
[2]	Foreign domiciled corporation.

See Notes to Financial Statements.	9

Baron Select Funds	June 30, 2008

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

JUNE 30, 2008

	Baron Partners Fund	Baron Retirement Income Fund
Assets:
Investments in securities, at cost	$2,752,352,223	$59,025,897
Investments in securities, at value	$3,165,010,610	$72,646,120
Cash	—	451,061
Receivable for securities sold	46,674,131	—
Dividends and interest receivable	4,692,889	14,600
Receivable for shares sold	4,056,927	—
Prepaid expenses	35,534	—

	3,220,470,091	73,111,781

Liabilities:
Payable for borrowings against line of credit	515,500,000	—
Payable for collateral on loaned securities	15,692,500	—
Payable for shares redeemed	4,535,712	—
Payable for securities purchased	—	605,241
Distribution fees payable	5,411	—
Investment advisory fees payable	4,327	—
Accrued expenses and other payables	1,500,869	85,012

	537,238,819	690,253

Net Assets	$2,683,231,272	$72,421,528

Net Assets consist of:
Capital paid-in	$2,417,907,617	$58,801,305
Accumulated net investment loss	(6,700,128)	—
Accumulated net realized loss on investments and foreign currency transactions	(140,742,540)	—
Net unrealized appreciation of investments and foreign currency transactions	412,766,323	13,620,223

Net Assets	$2,683,231,272	$72,421,528

Shares Outstanding ($.01 par value; indefinite shares authorized)	133,358,551	7,242,153

Net Asset Value Per Share	$20.12	$10.00

STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2008

Baron Partners Fund
Investment income:
Income:
Interest	$167,206
Dividends	19,897,341
Securities lending income	857,604
Taxes withheld on dividends	(195,586)

Total income	20,726,565

Expenses:
Investment advisory fees (Note 4)	14,594,849
Distribution fees (Note 4)	3,648,712
Reports to shareholders	407,000
Shareholder servicing agent fees and expenses	254,428
Custodian fees	97,343
Professional fees	61,295
Trustee fees and expenses	60,507
Line of credit fees	44,800
Registration and filing fees	35,990
Insurance expense	21,465
Administration fees	19,395
Miscellaneous expenses	12,007

Total operating expenses	19,257,791
Interest expense	8,150,659

Total expenses	27,408,450
Expense offsets (Note 2)	(13,443)

Net expenses	27,395,007

Net investment loss	(6,668,442)

Realized and unrealized gain (loss) on investments:
Net realized loss on:
Investments	(233,218,181)
Foreign currency transactions	(2,643)
Net change in unrealized appreciation/depreciation of:
Investments	(272,125,432)
Foreign currency transactions	107,936

Net loss on investments	(505,238,320)

Net decrease in net assets resulting from operations	$(511,906,762)

Baron Retirement Income Fund commenced operations on July 1, 2008. A Statement of Operations will be included in the Fund’s Annual Report for the year ended December 31, 2008.

10	See Notes to Financial Statements.

June 30, 2008	Baron Select Funds

STATEMENTS OF CHANGES IN NET ASSETS (UNAUDITED)

	Baron Partners Fund		Baron Retirement Income Fund
	For the Six Months Ended June 30, 2008	For the Year Ended December 31, 2007	For the Period June 30, 2008 (Commencement of Operations)
Increase (Decrease) in Net Assets:
Operations:
Net investment loss	$(6,668,442)	$(27,199,784)	$—
Net realized gain (loss)	(233,220,824)	267,613,933	—
Net change in unrealized appreciation/depreciation	(272,017,496)	54,609,395	—

Increase (decrease) in net assets resulting from operations	(511,906,762)	295,023,544	—

Distributions to shareholders from:
Net realized gain on investments	—	(151,406,674)	—

Decrease in net assets from distributions to shareholders	—	(151,406,674)	—

Capital share transactions:
Proceeds from the sale of shares	378,631,977	1,522,908,883	—
Proceeds from shares issued in reorganization of Baron Investment Partners, L.P.	—	—	72,421,528
Net asset value of shares issued in reinvestment of dividends	—	143,306,344	—
Cost of shares redeemed	(567,567,672)	(828,827,683)	—

Increase (decrease) in net assets derived from capital share transactions	(188,935,695)	837,387,544	72,421,528

Increase (decrease) in net assets	(700,842,457)	981,004,414	72,421,528

Net Assets:
Beginning of period	3,384,073,729	2,403,069,315	—

End of period	$2,683,231,272	$3,384,073,729	$72,421,528

Accumulated net investment loss at end of period	$(6,700,128)	$(31,686)	$—

Shares:
Shares sold	17,663,745	63,184,444	—
Shares issued in reorganization of Baron Investment Partners, L.P.	—	—	7,242,153
Shares issued on reinvestment of dividends	—	6,019,349	—
Shares redeemed	(26,741,891)	(34,316,511)	—

Net increase (decrease)	(9,078,146)	34,887,282	7,242,153

STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2008
Baron Partners Fund
Cash Provided (Used) by Financing Activities:
Sales of capital shares	$384,565,056
Repurchase of capital shares	(567,542,696)

Cash provided by capital share transactions	(182,977,640)

Decrease in payable for borrowings against line of credit	(8,500,000)

(191,477,640)

Cash Provided (Used) by Operations:
Purchases of portfolio securities	(811,733,981)
Proceeds from sales of portfolio securities	1,010,368,967

198,634,986

Net investment loss	(6,668,442)
Net change in receivables/payables related to operations	(489,061)

191,477,483

Net decrease in cash and cash equivalents	(157)

Cash and cash equivalents beginning of period	157

Cash and cash equivalents end of period	$0

Supplemental cash flow information:
Interest paid	$9,332,884

Non-cash financing activities:
Net asset value of shares issued in reinvestment of dividends	$0

Baron Retirement Income Fund commenced operations on July 1, 2008. A Statement of Cash Flows, if required, will be included in the Fund’s Annual Report for the year ended December 31, 2008.

See Notes to Financial Statements.	11

Baron Select Funds	June 30, 2008

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1. ORGANIZATION.

Baron Select Funds (the “Trust”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company established as a Delaware statutory trust on April 30, 2003. The Trust currently offers two non-diversified series (individually a “Fund” and collectively the “Funds”): Baron Partners Fund and Baron Retirement Income Fund. The Funds’ investment objective is to seek capital appreciation. Baron Partners Fund may employ “leverage” by borrowing money and using it for the purchase of additional securities. Borrowing for investment increases both investment opportunity and investment risk.

Baron Partners Fund was organized originally as a limited partnership in January 1992, under the laws of the State of Delaware. Effective as of the close of business on April 30, 2003, the predecessor partnership was reorganized into a Delaware statutory trust. Baron Partners Fund commenced operations on May 1, 2003 with an initial tax-free contribution of assets and liabilities, including securities-in-kind from the predecessor partnership. At the time of the exchange, the predecessor partnership had net assets of $116,349,026, including net unrealized appreciation of $50,100,678.

Baron Retirement Income Fund was organized originally as a limited partnership in May 1996, under the laws of the State of Delaware. Effective as of the close of business on June 30, 2008, the predecessor partnership was reorganized into a series of the Trust. Baron Retirement Income Fund commenced operations on July 1, 2008 with an initial tax-free contribution of assets and liabilities, including securities-in-kind from the predecessor partnership. At the time of the exchange, the predecessor partnership had net assets of $72,421,528, including net unrealized appreciation of $13,620,223.

2. SIGNIFICANT ACCOUNTING POLICIES.

The following is a summary of significant accounting policies followed by the Funds. The policies are in conformity with accounting principles generally accepted in the United States of America.

a) Security Valuation. Portfolio securities traded on any national stock exchange are valued based on the last sale price. For securities traded on NASDAQ, the Funds use the NASDAQ Official Closing Price. Securities traded in foreign markets are valued based on the last sale price reported by local foreign markets and translated into U.S. dollars using the price of such currencies at the time the net asset value is determined. Where market quotations are not readily available, or in the Adviser’s judgment, they do not accurately reflect the fair value of a security, or an event occurs after the market close but before the Funds are priced that materially affects the value of a security, the securities will be valued by the Adviser using procedures approved by the Board of Trustees. The Adviser has a fair valuation committee comprised of senior executives and certain Trustees. Factors the committee considers when valuing a security include whether a current price is stale, there is recent news, the security is thinly traded, transactions are infrequent or quotations are genuine. There can be no assurance, however, that a fair valuation used by the Funds on any given day will more accurately reflect the market value of an investment than the closing price of such investment in its market. Debt instruments having a remaining maturity greater than sixty days will be valued at the highest bid price from the dealer maintaining an active market in that security or on the basis of prices obtained from a pricing service approved by the Board of Trustees. Money market instruments held by the Funds with a remaining maturity of sixty days or less are valued at amortized cost, which approximates value.

Effective January 1, 2008, the Trust adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”). In accordance with FAS 157, fair value is defined as the price that the Funds would receive upon selling an investment in a timely transaction to an independent buyer in the principal or most advantageous market of the investment. FAS 157 established a three-tier hierarchy to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable or unobservable. Observable inputs are based on market data obtained from sources independent of the Funds. Unobservable inputs are inputs that reflect the Funds’ own assumptions based on the best information available in the circumstances. The three-tier hierarchy of inputs is summarized in the three broad Levels listed below.

•	Level 1 — quoted prices in active markets for identical investments
•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)
•	Level 3 — significant unobservable inputs (including the Funds’ own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. For example, money market securities are valued using amortized cost, in accordance with rules under the 1940 Act. Generally, amortized cost approximates the current fair value of a security, but since the value is not obtained from a quoted price in an active market, such securities are reflected as Level 2.

12

June 30, 2008	Baron Select Funds

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following is a summary of the inputs used as of June 30, 2008 in valuing the Funds’ investments carried at fair value:

	Baron Partners Fund		Baron Retirement Income Fund
Valuation Inputs	Investments in Securities	Other Financial Instruments*	Investments in Securities	Other Financial Instruments*
Level 1 — Quoted Prices	$3,031,541,228	$0	$72,646,120	$0
Level 2 — Other Significant Observable Inputs	16,100,562	0	0	0
Level 3 — Significant Unobservable Inputs	117,368,820	0	0	0

Total	$3,165,010,610	$0	$72,646,120	$0

*	Other financial instruments would include futures, forwards and swap contracts.

Following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining fair value:

	Baron Partners Fund
	Investments in Securities	Other Financial Instruments
Balance as of 12/31/07	$125,849,965	$0
Accrued discounts/premiums	0	0
Realized gain/loss and change in unrealized appreciation/depreciation	(8,481,145)	0	*
Net purchases/sales	0	0
Net transfers in and/or out of Level 3	0	0

Balance as of 06/30/08	$117,368,820	$0

Net change in unrealized appreciation/depreciation from investments still held as of 06/30/08	$(8,481,145)	$0

*	The realized gain/loss earned during the period ended June 30, 2008 for other financial instruments was $0.

Baron Retirement Income Fund commenced operations on July 1, 2008. A reconciliation of significant unobservable inputs (Level 3) will be available in the Fund’s Annual Report for the year ended December 31, 2008.

b) Foreign Currency Translations. Values of investments denominated in foreign currencies are translated into U.S. dollars using the price of such currencies at the time net asset value is determined. Purchases and sales of investments and dividend income are converted at the prevailing rate of exchange on the respective dates of such transactions. Net realized gain (loss) on foreign currency transactions include gain (loss) arising from the fluctuation in the exchange rates between trade and settlement dates on security transactions and currency gain (loss) between the accrual and payment dates on dividends and foreign withholding taxes. The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

c) Securities Transactions, Investment Income, Expense Allocation and Expense Offsets. Securities transactions are recorded on a trade date basis. Realized gain and loss from securities transactions are recorded on an identified cost basis for financial reporting and federal income tax purposes. Dividend income/expense is recognized on the ex-dividend date and interest income is recognized on an accrual basis which includes the accretion of discounts and amortization of premiums. Distributions received from certain investments held by the Funds may be comprised of dividends, realized gains and return of capital. The Funds originally estimate the expected classification of such payments. The amounts may subsequently be reclassified upon receipt of information from the issuer. The Funds are charged for those expenses that are directly attributable to each Fund, such as advisory and custodian fees. Expenses that are not directly attributable to a Fund are typically allocated among the Funds in proportion to their respective net assets. Baron Partners Fund’s expenses were reduced by expense offsets from an unaffiliated transfer agent. Baron Partners Fund earned cash management credits which were used to reduce Shareholder servicing agent fees and expenses. These offsets are included in Expense offsets on the Statement of Operations.

13

Baron Select Funds	June 30, 2008

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

d) Securities Lending. The Funds may loan securities to certain brokers. Upon such loans, the Funds receive collateral which is maintained by the custodian. The Funds earn interest on such collateral and earn income in the form of negotiated lenders’ fees, both of which are included in Securities lending income in the Statements of Operations. Securities loaned are required to be secured at all times by collateral that equals at least 102% of the market value of the securities loaned. Risks may arise upon entering into securities lending to the extent that the value of the collateral is less than the value of the securities loaned due to the changes in the value of collateral or the loaned securities. The Funds may receive collateral in the form of cash or other eligible securities, such as a letter of credit issued by a U.S. bank, or securities issued or guaranteed by the U.S. government.

At June 30, 2008, Baron Partners Fund had securities on loan with a value of $10,841,500 and held $15,692,500 of short-term investments as collateral for these loans. For the six months ended June 30, 2008, Baron Partners Fund had securities lending income of $857,604 which is included in the Statement of Operations.

e) Repurchase Agreements. The Funds may invest in repurchase agreements, which are short-term investments whereby the Funds acquire ownership of a debt security and the seller agrees to repurchase the security at a future date at a specified price. When entering into repurchase agreements, it is the Funds’ policy that their custodian or a third party custodian take possession of the underlying collateral securities, the market value of which, at all times, equals at least 102% of the principal amount of the repurchase transaction. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

f) Federal Income Taxes. Each Fund of the Trust is treated as a separate entity for federal income tax purposes. It is the policy of each Fund to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and to distribute all of its taxable income, including net realized capital gains, if any, to its shareholders. No federal income tax provision is therefore required.

g) Restricted Securities. The Funds may invest in securities which are restricted as to public sale in accordance with the Securities Act of 1933. Such assets are valued by the Adviser using procedures approved by the Board of Trustees.

h) Distributions. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for net operating loss and wash sale loss deferred.

i) Use of Estimates. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the amounts of income and expenses during the period. Actual results could differ from those estimates.

j) Commitments and Contingencies. In the normal course of business, the Funds may enter into contracts and agreements that contain a variety of representations and warranties, which provide general indemnification. The maximum exposure to the Funds under these agreements is unknown, as this would involve future claims that may be made against the Funds that have not yet occurred. However, based on experience, the Funds expect the risk of loss to be remote.

k) Cash and Cash Equivalents. The Funds consider all short term liquid investments with a maturity of three months or less when purchased to be cash equivalents.

l) New Accounting Pronouncements. In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about Funds’ derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Funds’ financial statement disclosures.

3. PURCHASES AND SALES OF SECURITIES.

For the six months ended June 30, 2008, Baron Partners Fund’s purchases and sales of securities, other than short term securities, aggregated $771,378,669 and $1,048,761,273, respectively.

Baron Retirement Income Fund commenced operations on July 1, 2008. Information regarding Baron Retirement Income Fund’s purchases and sales of securities will be available in the Fund’s Annual Report for the year ended December 31, 2008.

14

June 30, 2008	Baron Select Funds

4. INVESTMENT ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES.

a) Investment Advisory Fees. BAMCO, Inc. (the “Adviser”), a wholly owned subsidiary of Baron Capital Group, Inc. (“BCG”), serves as investment adviser to the Funds. As compensation for services rendered, the Adviser receives a fee payable monthly equal to 1% per annum of the Funds’ average daily net assets. For Baron Partners Fund and Baron Retirement Income Fund, the Adviser has contractually agreed to reduce its fee to the extent required to limit the expense ratio (excluding portfolio transaction costs, interest and extraordinary expenses) to 1.45% and 1.35%, respectively.

b) Distribution Fees. Baron Capital, Inc. (“BCI”), a wholly owned subsidiary of BCG, is a registered broker-dealer and the distributor of the shares of the Funds pursuant to a distribution plan under Rule 12b-1 of the 1940 Act. The distribution plan authorizes the Funds to pay BCI a distribution fee payable monthly equal to 0.25% per annum of the Funds’ average daily net assets.

c) Trustee Fees. Certain Trustees of the Trust may be deemed to be affiliated with or interested persons (as defined by the 1940 Act) of the Funds’ Adviser or of BCI. None of the Trustees so affiliated received compensation for his or her services as a Trustee of the Trust. None of the Funds’ officers received compensation from the Funds.

d) Fund Accounting and Administration Fees. The Funds have entered into an agreement with the custodian bank to perform accounting and certain administrative services. The custodian bank is compensated for fund accounting on a percentage of the Funds’ net assets, subject to certain minimums plus fixed annual fees for the administrative services.

5. LINE OF CREDIT.

Baron Partners Fund participates in a committed line of credit provided by a syndication of banks (including the custodian bank) in the amount of $650 million to be used for investment purposes. Baron Partners Fund may borrow up to the lesser of $650 million or the maximum amount Baron Partners Fund may borrow under the 1940 Act, the limitations included in Baron Partners Fund’s prospectus, or any limit or restriction under any law or regulation to which Baron Partners Fund is subject or any agreement to which Baron Partners Fund is a party. Interest is charged to Baron Partners Fund, based on its borrowings, at a rate per annum equal to the Federal Funds Rate plus a margin of 0.70%. A commitment fee of 0.05% per annum is incurred on the unused portion of the line of credit.

During the six months ended June 30, 2008, Baron Partners Fund had an average daily balance on the line of credit of $454.0 million at a weighted average interest rate of 3.61%. At June 30, 2008, Baron Partners Fund had an outstanding loan in the amount of $515.5 million under the line of credit.

6. SWAP CONTRACTS.

The Funds may enter into equity swap transactions as a substitute for investing or selling short directly in securities. A swap transaction is entered into with a counterparty to exchange the returns on a particular security or a basket of securities. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount.” The counterparty will generally agree to pay the Funds the amount, if any, by which the notional amount of the swap contract would have increased had it been invested or decreased if sold short in the particular stocks. Upon entering into the swap contract, the Funds are required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount. During the period the swap contract is open, the Funds mark to market the underlying instruments, including accrued dividends and recognize any unrealized gain or loss. Net payments made or received periodically are recognized as realized gain or loss. Swap contracts may involve exposure to loss in excess of the amount recognized in the Statement of Assets and Liabilities. The notional amount reflects the exposure the Funds have in the underlying securities. These transactions are subject to credit risks in addition to the various risks related to the underlying securities. During the six months ended June 30, 2008, Baron Partners Fund did not enter into any swap contracts.

7. SHORT SALES.

The Funds may sell securities short. When the Funds sell short, the Funds record a liability for securities sold short and record an asset equal to the proceeds received. The amount of the liability is subsequently marked to market to reflect the market value of the securities sold short. The Funds may incur dividend expense if a security that has been sold short declares a dividend. The Funds are exposed to market risk based on the amount, if any, that the market value of the securities sold short exceeds the proceeds received. The Funds are required to maintain collateral in a segregated account for the outstanding short sales. Short sales involve elements of market risks and exposure to loss in excess of the amount recognized in the Statement of Assets and Liabilities. The Funds’ risk of loss in these types of short sales is unlimited because there is no limit to the cost of replacing the borrowed security.

15

Baron Select Funds	June 30, 2008

8. RESTRICTED SECURITIES.

At June 30, 2008, investments in securities included securities that are restricted and illiquid. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale and are fair-valued under methods approved by the Board of Trustees. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Funds may receive more or less than this valuation in an actual sale and that difference could be material. At June 30, 2008, Baron Partners Fund held investments in restricted and illiquid securities that were valued under methods approved by the Board of Trustees as follows:

	Baron Partners Fund
Name of Issuer	Acquisition Date	Value
Private Equity Investments
Fontainebleau Resorts, LLC	06/01/07	$15,000,000
Kerzner Intl. Holdings, Ltd., Cl A (see Note 9)	09/27/06	50,700,000
Windy City Investments Holdings LLC	11/30/07	51,668,820

Total Restricted Securities (Cost $92,319,447) (4.37% of Net Assets)		$117,368,820

9. COMMITMENTS AND CONTINGENCIES.

On September 27, 2006, Baron Partners Fund, in connection with its investment in Kerzner Intl. Holdings Ltd. (“Kerzner”), agreed to guarantee (“Windstorm Guarantee”) its proportionate share (based on Baron Partners Fund’s ownership interests in Kerzner), of certain obligations relating to amounts that may become payable due to wind or storm damage at Kerzner’s Bahamian properties to the lenders that financed the Kerzner acquisition. The maximum amount of potential future payments would be $3,334,656. The Windstorm Guarantee will expire June 2009. Accordingly, Baron Partners Fund has segregated securities valued in excess of the guarantee amount to meet these contingencies.

10. INCOME TAXES AND DISTRIBUTIONS TO SHAREHOLDERS.

Federal income tax regulations differ from generally accepted accounting principles. Therefore, distributions determined in accordance with tax regulations may differ in amount or character from net investment income and net realized gain for financial reporting purposes. Net investment loss and net realized and unrealized gain (loss) differ for financial statement and tax purposes due to differing treatment of wash sale loss deferred and net investment loss. Financial reporting records are adjusted for permanent book/tax differences to reflect tax character. Financial records are not adjusted for temporary differences.

As of June 30, 2008, the components of net assets on a tax basis were substantially as follows:

	Baron Partners Fund	Baron Retirement Income Fund
Cost of investments	$2,752,532,041	$59,025,897

Gross tax unrealized appreciation	534,225,639	17,310,078
Gross tax unrealized depreciation	(121,639,134)	(3,689,855)

Net tax unrealized appreciation	412,586,505	13,620,223
Accumulated net investment loss	(6,700,128)	—
Accumulated net realized loss	(140,562,722)	—
Capital paid-in	2,417,907,617	58,801,305

Net Assets	$2,683,231,272	$72,421,528

16

June 30, 2008	Baron Select Funds

10. INCOME TAXES AND DISTRIBUTIONS TO SHAREHOLDERS. (Continued)

The tax character of distributions paid during the six months ended June 30, 2008 and the fiscal year ended December 31, 2007 was substantially as follows:

	Baron Partners Fund
	2008	2007
Ordinary income[1]	$0	$64,674,805
Long-term capital gains	0	86,731,869

[1]	For tax purposes, short-term capital gains are considered ordinary income distributions.

Baron Retirement Income Fund commenced operations on July 1, 2008. Information regarding Baron Retirement Income Fund’s tax character of distributions will be available in the Fund’s Annual Report for the year ended December 31, 2008.

In July 2006, FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken on a tax return. FIN 48 sets forth a threshold for financial statement recognition, measurement and disclosure of tax positions taken or expected to be taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006, and applies to all open tax years as of the date of effectiveness. Management has evaluated the adoption of FIN 48 and determined that there is no impact on the Funds’ financial statements.

17

Baron Partners Fund	June 30, 2008

FINANCIAL HIGHLIGHTS

Baron Retirement Income Fund commenced operations on July 1, 2008. Financial highlights will be available in the Fund’s Annual Report for the year ended December 31, 2008.

Selected data for a share outstanding throughout each period:

	Six Months Ended June 30, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003[1]

Net asset value, beginning of period	$23.76	$22.34	$18.43	$16.85	$12.17	$10.00

Income from investment operations:
Net investment loss	(0.05)[2]	(0.21)[2]	(0.16)[2]	(0.13)	(0.06)	(0.10)
Net realized and unrealized gain (loss) on investments	(3.59)	2.74	4.13	2.49	5.17	3.63

Total from investment operations	(3.64)	2.53	3.97	2.36	5.11	3.53

Less distributions to shareholders from:
Net investment income	0.00	0.00	0.00	0.00	0.00	0.00
Net realized gain on investments	0.00	(1.11)	(0.06)	(0.78)	(0.43)	(1.36)

Total distributions	0.00	(1.11)	(0.06)	(0.78)	(0.43)	(1.36)

Net asset value, end of period	$20.12	$23.76	$22.34	$18.43	$16.85	$12.17

Total return	(15.32)%[3]	11.34%	21.55%	14.37%	42.35%	35.76%[3]

Ratios/Supplemental data:
Net assets (in millions), end of period	$2,683.2	$3,384.1	$2,403.1	$1,403.0	$632.7	$164.3
Ratio of total expenses to average net assets	1.88%[4,5]	1.88%[4]	1.77%	1.62%	1.46%	1.77%[5]
Less: Ratio of interest expense to average net assets	(0.56)%[5]	(0.57)%	(0.45)%	(0.27)%	(0.12)%	(0.37)%[5]

Ratio of operating expenses to average net assets	1.32%[5]	1.31%	1.32%	1.35%	1.34%	1.40%[5]

Ratio of net investment loss to average net assets	(0.46)%[5]	(0.86)%	(0.80)%	(0.85)%	(0.83)%	(1.39)%[5]
Portfolio turnover rate	22.46%[3]	32.95%	35.92%	37.62%	57.77%	36.67%[3]

[1]	For the period April 30, 2003 (Commencement of Operations) to December 31, 2003.
[2]	Based on average shares outstanding.
[3]	Not Annualized.
[4]	Benefit of expense reduction rounds to less than 0.01%.
[5]	Annualized.

18

June 30, 2008	Baron Partners Fund

DISCLOSURE REGARDING THE APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT FOR THE BARON PARTNERS FUND SERIES BY THE BOARD OF TRUSTEES

The Board of Trustees (the “Board”) of Baron Select Funds (the “Trust”) met on May 20, 2008, to discuss the selection of BAMCO, Inc. (the “Adviser”) as the investment adviser and the approval of the investment advisory fee for the Baron Partners Fund series of the Trust (the “Fund”). The members of the Board who are not affiliated with the Adviser (the “Independent Trustees”) met in separate session to discuss and consider the renewal of the advisory contract for the Fund. An independent consultant provided reports to the Board and attended the Board meeting. The Trustees received a substantial amount of information from the Adviser and from the consultant, and were advised by independent counsel. Based on its evaluation of this and other information, the Board, including a majority of the Independent Trustees, approved the continuation of the advisory agreement for the Fund for an additional one year period.

In reaching its determination, the Board considered various factors that it deemed relevant, including the factors listed below.

1. NATURE, EXTENT AND QUALITY OF SERVICES

As part of their consideration of the nature, extent and quality of services provided by the Adviser, the Independent Trustees relied on the information they received at the Board meeting, as well as on the information they received throughout the year. In particular, the Board considered the following:

•	Their confidence in the Adviser’s senior personnel, portfolio management, the financial condition of the Adviser and its affiliates and the Adviser’s available resources;

•

The nature, quality and the level of performance of the services provided by the Adviser, including: intensive devotion to research, selection of broker/dealers for Fund portfolio transactions, relationships with and supervision of third party service providers, such as the Fund’s custodian and transfer agent, the quality of shareholder reports, the ability to monitor adherence to investment guidelines and restrictions, the legal, accounting and compliance services provided to the Fund and the support services provided to the Board;

•

.The Adviser’s investment principles and processes and the historical performance of the Fund as compared to similar funds managed by other advisers and other funds managed by the Adviser over comparable periods;

•	The total expense ratio of the Fund and its comparison to similar funds managed by other advisers over comparable periods;

•

The costs of portfolio management, including the types of investments made for the Fund, the personnel and systems necessary for the implementation of investment strategies and the pre-tax profits realized by the Adviser and its affiliates from their relationship with the Fund; and

•	Any additional services provided by the Adviser.

The Board concluded that the nature, extent and quality of the services provided by the Adviser to the Fund were appropriate and that the Fund was likely to continue to benefit from those services provided under the advisory contract with the Adviser.

2. INVESTMENT PERFORMANCE OF THE FUND AND THE ADVISER

As part of their consideration of the investment performance of the Fund and the Adviser, the Board took into account reports prepared by an independent consultant and data supplied by independent data service providers. Performance of the Fund was compared to the performance of peer group funds managed by other advisers over comparable periods, and the expenses of the Fund were compared to the expenses of other funds. The Board considered total return and risk ratios of the Fund and of similar funds, and compared the annualized total return over one-, three-, five- and ten-year periods, where applicable, against expense group and performance universe averages. After considering all the information, the Board concluded that the Fund and its shareholders were benefiting from the Adviser’s investment management of the Fund.

3. COSTS OF SERVICES PROVIDED AND PROFITS TO BE REALIZED BY THE ADVISER

As part of their consideration of the cost of services provided and profits to be realized by the Adviser, the Board examined the fees charged by the Adviser as compared to the fees charged by comparable funds, based on information provided by the Adviser and by the independent consultant. The information considered by the Board compared various fees and expenses, as well as the total expense ratio, of the Fund against the same fees, expenses and total expense ratios of other funds of similar size, character and investment strategies. The total expense ratio for the Fund was comparable to the total expense ratios of the funds against which it was compared. The total expense ratios for the Fund had continued to decrease since the inception of the Fund.

19

Baron Partners Fund	June 30, 2008

The Board also considered the Adviser’s management fees for other public pooled investment vehicles for which the Adviser serves as a sub-adviser and the basis of compensation for separate accounts and private accounts managed by an affiliated adviser. While the fees for the other funds and accounts are the same as, or lower than, the fees for the Fund, the Adviser performs only portfolio management services for those clients and does not provide the many of the other services provided to the Fund. The Board discussed and considered those other services, which include accounting, oversight of service providers, legal, regulatory, compliance, risk management and Trustee support.

The Board also considered the costs of portfolio management, including the types of investments made for the Fund, the personnel and systems necessary to implement investment strategies and the pre-tax profits realized by the Adviser and its affiliates from their relationship with the Fund. In addition, the Board also considered the financial condition of the Adviser and its affiliates.

The Board concluded that the management fee, as well as the total expenses paid by the Fund to the Adviser and its affiliate, were reasonable in light of the services provided and the performance of the Fund over various time periods.

4. ECONOMIES OF SCALE AND BENEFITS TO INVESTORS

The Board considered the extent to which the Fund’s management fee reflected economies of scale for the benefit of Fund shareholders. The Board considered that the Fund does not have breakpoint fees. The Board considered that the small- and mid-cap investment strategy required more attention by the Adviser than a strategy that involved other types of investing, particularly as the assets increase in size. The Board considered other components of the services provided by the Adviser with respect to economies of scale achieved as asset size increases. The Board concluded that based on the considerable reinvestment by the Adviser to support the Fund, including the continued significant increases in professional staff, the Fund’s management fee structure was reasonable with respect to economies achieved for the benefit of shareholders. The Board will continue to scrutinize the extent of economies of scale, asset growth and the Adviser’s plans to reinvest to further support the Fund.

After due consideration of the above enumerated factors, and additional factors, the Board, including a majority of the Independent Trustees, concluded that approval of the Fund’s investment advisory agreement was in the best interests of the Fund and its shareholders.

20

June 30, 2008	Baron Retirement Income Fund

DISCLOSURE REGARDING THE APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT FOR THE BARON RETIREMENT INCOME FUND SERIES BY THE BOARD OF TRUSTEES

The Board of Trustees (the “Board”) of Baron Select Funds (the “Trust”) met on May 20, 2008, to discuss the selection of BAMCO, Inc. (the “Adviser”) as the investment adviser and the approval of the investment advisory fee for the Baron Retirement Income Fund series of the Trust (the “Fund”). The members of the Board who are not affiliated with the Adviser (the “Independent Trustees”) met in separate session to discuss and consider the approval of the proposed advisory contract for the Fund. An independent consultant provided reports to the Board and attended the Board meeting. The Trustees received a substantial amount of information from the Adviser and from the consultant, and were advised by independent counsel. Based on its evaluation of this and other information, the Board, including a majority of the Independent Trustees, approved the advisory agreement for the Fund for an initial two year period.

In reaching its determination, the Board considered various factors that it deemed relevant, including the factors listed below.

1. NATURE, EXTENT AND QUALITY OF SERVICES

As part of their consideration of the nature, extent and quality of proposed services to be provided by the Adviser, the Independent Trustees relied on the information they received at the Board meeting, as well as other information they received. In particular, the Board considered the following:

•	Their confidence in the Adviser’s senior personnel, portfolio management, the financial condition of the Adviser and its affiliates and the Adviser’s available resources;

•

The nature, quality and the level of performance of the services to be provided by the Adviser, including: intensive devotion to research, selection of broker/dealers for Fund portfolio transactions, relationships with and supervision of third party service providers, such as the Fund’s custodian and transfer agent, the quality of shareholder reports, the ability to monitor adherence to investment guidelines and restrictions, the legal, accounting and compliance services to be provided to the Fund and the support services to be provided to the Board;

•	The Adviser’s investment principles and processes;

•	The estimated total expense ratio of the Fund and its comparison to similar funds managed by other advisers; and

•	Any additional services to be provided by the Adviser.

The Board concluded that the nature, extent and quality of the services to be provided by the Adviser to the Fund were appropriate and that the Fund was likely to benefit from those services to be provided under the advisory contract with the Adviser.

2. COSTS OF SERVICES PROVIDED AND PROFITS TO BE REALIZED BY THE ADVISER

As part of their consideration of the cost of services to be provided, the Board examined the fees to be charged by the Adviser as compared to the fees charged by comparable funds, based on information provided by the Adviser and by the independent consultant. The information considered by the Board compared the proposed fees and expenses, as well as the estimated total expense ratio, of the Fund against the same fees, expenses and total expense ratios of other funds of similar size, character and investment strategies.

The Board also considered the Adviser’s management fees for other public pooled investment vehicles for which the Adviser serves as a sub-adviser and the basis of compensation for separate accounts and private accounts managed by an affiliated adviser. While the fees for the other funds and accounts are the same as, or lower than, the proposed fees for the Fund, the Adviser performs only portfolio management services for those clients and does not provide many of the other services to be provided to the Fund. The Board discussed and considered those other services, which include accounting, oversight of service providers, legal, regulatory, compliance, risk management and Trustee support.

In addition, the Board also considered the financial condition of the Adviser and its affiliates. Since the Fund is newly formed, had not commenced operations and the eventual aggregate amount of the Fund’s assets was uncertain, the Adviser was not able to provide the Board with specific information concerning the cost of services to be provided and the expected profits to be realized by the Adviser and its affiliate from their relationships with the Fund.

The Board concluded that the proposed management fee, as well as the estimated total expenses to be paid by the Fund to the Adviser and its affiliates, were reasonable in light of the services to be provided.

21

Baron Retirement Income Fund	June 30, 2008

3. ECONOMIES OF SCALE AND BENEFITS TO INVESTORS

Since the Fund is newly formed, had not commenced operations and the eventual aggregate amount of the Fund’s assets was uncertain, the Adviser was not able to provide the Board with specific information concerning the extent to which economies of scale would be realized as the Fund grows and whether fee levels would reflect such economies of scale. The issue would be revisited no later than when the Board next reviewed the advisory fee in connection with the renewal of the advisory contract for the Fund.

After due consideration of the above enumerated factors, and additional factors, the Board, including a majority of the Independent Trustees, concluded that approval of the Fund’s investment advisory agreement was in the best interests of the Fund and its shareholders.

767 Fifth Avenue, 49th Fl.

New York, NY 10153

1.800.99.BARON

212-583-2000

www.BaronFunds.com

JUN08